INDEPENDENT AUDITOR'S CONSENT
------------------------------


We consent to the incorporation by reference in this registration Statement of Syms Corp on Form S-8 of our report dated April 6, 1999, appearing in this Annual Report on Form 10-K of Syms Corp and subsidiaries for the fiscal year ended February 27, 1999.


DELOITTE & TOUCHE LLP


April 6, 1999